UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2017, the board of directors of Senseonics Holdings, Inc. (the “Company”) promoted Mukul Jain, Ph.D. to the position of Chief Operating Officer and appointed Dr. Jain as the Company’s principal operating officer, effective immediately.  The information required by Items 401(b), (d) and (e) of Regulation S-K regarding Dr. Jain is disclosed in the Company’s Registration Statement to Form S-1 (File No. 333-208984), declared effective by the Securities and Exchange Commission on March 17, 2016.

In connection with his promotion and appointment as the Company’s Chief Operating Officer and principal operating officer, Dr. Jain received (i) an increase in his annual base salary to $376,000, (ii) an annual target bonus opportunity of 50% of his base salary for 2017 and (iii) an option to purchase 314,212 shares of the Company’s common stock, which will vest monthly over four years subject to Dr. Jain’s continuous service with the Company through each applicable vesting date.  Dr. Jain’s compensation did not otherwise change, and there were no new compensatory or other material contracts or arrangements entered into or modifications to existing compensatory arrangements or contracts entered into, nor were any other grants or awards made to Dr. Jain in connection with his promotion and his appointment as the Company’s Chief Operating Officer and principal operating officer.

There are no transactions involving Dr. Jain and the Company that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer